EXHIBIT 10.73

EXECUTION VERSION

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT
This Third Amendment to Revolving Credit Agreement (this “Amendment”), is entered into as of December 24, 2012, by and among SunPower Corporation, a Delaware corporation (the “Borrower”), Credit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Agent”), and the Lenders listed on the signature pages hereof.
RECITALS
A.    The Borrower, the Agent and certain financial institutions (the “Lenders”) are parties to that certain Revolving Credit Agreement, dated as of September 27, 2011 and amended as of December 21, 2011 (as amended pursuant to a First Amendment to Revolving Credit Agreement dated as of December 21, 2011, a Second Amendment to Revolving Credit Agreement dated as of June 29, 2012 and this Amendment and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided a revolving credit facility to the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Borrower has notified the Agent and the Lenders that (i) Total S.A. has agreed to guarantee the obligations of the Borrower under the Credit Agreement, and (ii) it wishes to amend the Credit Agreement as set forth below, but otherwise have the Credit Agreement remain in full force and effect.
C.    The Lenders signatory hereto are willing to amend the Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Agent and each Lender signatory hereto in agreeing to the terms of this Amendment.

2.Amendments to Credit Agreement.

a.New Recital. The following is hereby added at the end of the second paragraph of the Recitals:

“The obligations of the Borrower under this Agreement are guaranteed by Total S.A. pursuant to the Parent Guaranty (as hereinafter defined).”

b.Amendment of Defined Terms. The following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Applicable Rate” means (i) for any day on or before the Third Amendment Effective Date, (a) with respect to any LIBO Rate Loan, 1.50%, (b) with respect to any ABR Loan, 0.50%, and (c) with respect to the Commitment Fees, 0.25%, and (ii) for any day after the Third Amendment Effective Date, (a) with respect to any LIBO Rate Loan, 0.60%, (b) with respect to any ABR Loan, 0.25%, and (c) with respect to the Commitment Fees, 0.06%.”

““GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, (a) except as otherwise expressly provided in this Agreement, as in effect as of the Closing Date, and (b) with respect to all financial statements and reports required to be delivered under the Loan Documents, as in effect from time to time.”

““Loan Documents” means this Agreement, the Parent Guaranty, each Fee Letter and any promissory notes issued pursuant to this Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.”

““Required Class Lenders” means at any time, in respect of any Class, Lenders that have Loans outstanding and unused Revolving Credit Commitments of such Class representing more than 50% of the sum of all Loans outstanding and unused Revolving Credit Commitments of such Class; provided that the Loans and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Class Lenders at any time.”

““Revolving Credit Maturity Date” means January 31, 2014.”

c.Deletion of Defined Terms. The defined terms “Capital Lease Obligations,” “Change in Control,” “Change in Control Amendment,” “Change in Control Amendment Date,” “EBITDA,” “Exiting Lender,” “Financial Indebtedness,” “Material Indebtedness,” “Material Subsidiary,” “Permitted Encumbrances,” “Project Indebtedness,” “Review Period,” “Substitute Basis” and “Tech Credit Agreement” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

d.New Defined Terms. The following defined terms are hereby added, in alphabetical order, to Section 1.01 of the Credit Agreement:

““Parent Guarantor” means Total S.A., a société anonyme organized under the laws of the Republic of France.”

““Parent Guaranty” means the Guaranty executed by the Parent Guarantor in favor of the Agent and substantially in the form attached hereto as Exhibit I.”

“Third Amendment” means the Third Amendment to Revolving Credit Agreement dated as of December 24, 2012 by and among the Borrower, the Agent and the Lenders listed on the signature pages thereof.

“Third Amendment Effective Date” has the meaning assigned to the term “Effective Date” in the Third Amendment.

e.Amendment of Accounting Terms. The last sentence of Section 1.05 is hereby deleted in its entirety.

f.Amendment of Commitment Reduction and Termination Provisions. Section 2.06 is hereby amended and restated in its entirety to read as follows:

“(a)     The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.

(b)    Upon at least three Business Days' prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written notice) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000, and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

(c)    Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of termination of the Revolving Credit Commitments, all accrued and unpaid Commitment Fees relating to the same but excluding the date of such termination.”

g.Amendment of Optional Prepayment of Revolving Loans. Clause (b) of Section 2.08 is hereby amended by deleting the proviso in the fourth sentence thereof in its entirety.

h.Amendment of Mandatory Prepayment of Revolving Loans. Clause (b) of Section 2.09 is hereby amended by deleting the parenthetical therein in its entirety.

i.Amendment of Tax Refunds. Clause (g) of Section 2.15 is hereby amended and restated in its entirety to read as follows:

“(g)    If the Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Parent Guarantor or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15 or the Parent Guarantor has paid additional amounts pursuant to the Parent Guaranty, it shall reimburse to the Borrower or the Parent Guarantor, as the case may be, such amount as the Agent or such Lender determines to be the proportion (but not more than 100%) of such refund as will leave the Agent or such Lender (after that reimbursement) in no better or worse position in respect of the worldwide liability for Taxes or Other Taxes of the Agent, or such Lender (including in each case its Affiliates) than it would have been if no such indemnity had been required under this Section. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, the Parent Guarantor or any other Person.”
j.Amendment of Mitigation Obligations and Replacement of Lenders. Clause (b) of Section 2.17 is hereby amended by deleting the words “or an Exiting Lender”.

k.Amendment of Increase in Commitments. Clauses (a) and (b) of Section 2.19 are hereby amended and restated in their entirety to read as follows:

“(a)    The Borrower may, by written notice to the Agent from time to time, request Incremental Revolving Credit Commitments and/or Other Revolving Credit Commitments in an aggregate amount not to exceed the Incremental Revolving Credit Amount from one or more Incremental Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that (i) each Incremental Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld) and (ii) in no event shall any Incremental Revolving Credit Commitments or Other Revolving Credit Commitments become effective if the effectiveness of such commitments would cause the aggregate amount of Revolving Credit Commitments and Other Revolving Credit Commitments to exceed the principal amount of the Loans guaranteed by the Parent Guarantor pursuant to the Parent Guaranty. Such notice shall set forth (i) the amount of the Incremental Revolving Credit Commitments or Other Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Revolving Credit Amount), (ii) the date on which such Incremental Revolving Credit Commitments or Other Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Agent) and (iii) whether the Borrower is requesting Incremental Revolving Credit Commitments or commitments to make revolving loans with terms different from the Revolving Loans (“Other Revolving Loans”).”

“(b)    The Borrower may seek Incremental Revolving Credit Commitments and/or Other Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, subject to the approval of the Agent (which approval shall not be unreasonably withheld), additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith. The Borrower and each Incremental Lender shall execute and deliver to the Agent an Incremental Revolving Credit Assumption

Agreement and such other documentation as the Agent shall reasonably specify to evidence the Incremental Revolving Credit Commitment or the Other Revolving Credit Commitments, as applicable, of such Incremental Lender. Each Incremental Revolving Credit Assumption Agreement shall specify the terms of the Incremental Revolving Loans or Other Revolving Loans to be made thereunder; provided that, without the prior written consent of all Lenders, (i) the final maturity of any Other Revolving Loans shall be no earlier than the Revolving Credit Maturity Date and (ii) the aggregate amount of Revolving Credit Commitments and Other Revolving Credit Commitments shall not at any time exceed the principal amount of the Loans guaranteed by the Parent Guarantor pursuant to the Parent Guaranty.”

l.Deletion of Change in Control. Section 2.20 is hereby deleted in its entirety.

m.Amendment of Requirement of Financial Officer Certificate. Clause (c) of Section 5.01 is hereby amended and restated in its entirety to read as follows:

“(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit C certifying that no Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;”
n.Deletion of Financial Covenant. Section 5.02 is hereby deleted in its entirety and replaced to read as follows:

“[RESERVED]”

o.Deletion of Minimum Consolidated Liquidity. Section 5.12 is hereby deleted in its entirety and replaced to read as follows:

“[RESERVED]”

p.Deletion of Limitation on Liens. Article VI is hereby deleted in its entirety and replaced to read as follows:

“[RESERVED]”

q.Amendment of Noncompliance Default. Clause (d) of Article VII is hereby amended and restated in its entirety to read as follows:

“(d)    the Borrower shall fail to perform or observe any term, covenant, or agreement contained herein on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent or the Required Lenders, except where such default cannot be reasonably cured within 30 days but can be cured within 60 days, the Borrower has (i) during such 30-day period commenced and is diligently proceeding to cure the same and

(ii) such default is cured within 60 days after the earlier of becoming aware of such failure and receipt of notice to the Borrower from the Agent or the Required Lenders specifying such failure;”

r.Amendment of Cross Default. Clause (e) of Article VII is hereby amended and restated in its entirety to read as follows:

“(e)    the Parent Guarantor shall fail to pay (i) any indebtedness for borrowed money pursuant to a loan agreement, or (ii) any noncontingent payment obligation pursuant to a letter of credit agreement, in either case individually or in the aggregate, in excess of $200,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness or obligation, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this clause (e) from such failure; or the maturity of such indebtedness or obligation is accelerated, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this clause (e) from such failure;”

s.Amendment of Involuntary Insolvency Default. Clause (f) of Article VII is hereby amended and restated in its entirety to read as follows:

“(f)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Parent Guarantor or the Borrower in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Parent Guarantor or the Borrower bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable United States federal, state, or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor or the Borrower, or ordering the winding up or liquidation of the affairs of the Parent Guarantor or the Borrower, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;”

t.Amendment of Voluntary Insolvency Default. Clause (g) of Article VII is hereby amended and restated in its entirety to read as follows:

“(g)    the commencement by the Parent Guarantor or the Borrower of a voluntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Parent Guarantor or the Borrower to the entry of a decree or order for relief in respect of the Parent Guarantor or the Borrower in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Parent Guarantor or the Borrower of a petition or answer or consent seeking reorganization or relief under any applicable United States federal, state, or foreign law, or the consent by the Parent Guarantor or the Borrower to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Borrower or of any substantial part of the property of, or the making by the Parent Guarantor or the Borrower of an assignment for the benefit of creditors, or the admission by the Parent Guarantor or the Borrower in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Parent Guarantor or the Borrower in furtherance of any such action;”

u.Amendment of Judgment Default. Clause (h) of Article VII is hereby amended and restated in its entirety to read as follows:

“(h)    failure by the Borrower to pay final non-appealable judgments, which (i) remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and (ii) would have a Material Adverse Effect;”

v.Deletion of Financial Covenant Default and Addition of Guaranty Repudiation Default. Clause (j) of Article VII is hereby amended and restated in its entirety to read as follows:

“(j)    the Parent Guarantor shall repudiate, or assert the unenforceability of the Parent Guaranty, or the Parent Guaranty shall for any reason not be in full force and effect;”

w.Deletion of Equity Cure. The last two paragraphs of Article VII are hereby deleted in their entirety.

x.Amendment of Waivers; Amendments. Section 9.02(b) is hereby amended and restated in its entirety to read as follows:

“(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, provided that the Borrower and the Agent may enter into an amendment to effect the provisions of Section 2.19(b) upon the effectiveness of any Incremental Revolving Credit Assumption Agreement, or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender; it being understood that the waiver of any Event of Default or mandatory prepayment shall not constitute an increase of any Revolving Credit Commitment of any Lender, (B) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees (including any prepayment fees) payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, Fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.11(c) providing for the default rate of interest, or to waive any obligations of the Borrower to pay interest at such default rate, (D) change Sections 2.08(b), 2.16(b) or 2.16(e) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (E) change any of the provisions of this Section 9.02, the definition of “Required Lenders”, the definition of “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release the Parent Guarantor from any of its obligations under the Parent Guaranty, or (G) waive any conditions precedent set out in Article IV in respect of any Credit Event without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. The Agent may without the consent of any Lender also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Notwithstanding the foregoing, with the consent of the Borrower and the Required Lenders, this Agreement (including Sections 2.08(b), 2.16(b) and 2.16(e)) may be amended (x) to allow the Borrower to prepay Revolving Loans on a non-pro rata basis in connection with offers made to all the Lenders pursuant to procedures approved by the Agent and (y) to allow the Borrower to make loan modification offers to all the Lenders that, if accepted, would (A) allow the maturity and scheduled amortization of the Revolving Loans of the accepting Lenders to be extended, (B) increase the Applicable Rates and/or Fees payable with respect to the Revolving Loans and Revolving Credit Commitments of the accepting Lenders and (C) treat the modified Revolving Loans and Revolving Credit Commitments of the accepting Lenders as a new class of Revolving Loans and Revolving Credit Commitments for all purposes under this Agreement.”

y.Amendment of Participation Rights. Clause (c)(i) of Section 9.04 is hereby amended and restated in its entirety to read as follows:

“(c)(i)    Any Lender may sell participations to one or more commercial banks, savings banks or other financial institutions or, with the consent of the Borrower (so long as no Event of Default is outstanding and continuing), other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or the Revolving Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (D) no such Participant shall be a

“creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X, and (E) neither the Borrower nor any of its Affiliates shall be a Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of each Participant and the principal amounts of, and stated interest on, each participant's interest in the Revolving Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.”

z.Deletion of Right of Setoff. Section 9.08 is hereby deleted in its entirety and replaced to read as follows:

“[RESERVED]”

aa.Deletion of Schedule. Schedule 2 to the Credit Agreement is hereby deleted in its entirety.

3.Representations and Warranties. The Borrower hereby represents and warrants, as of the date of this Amendment, for the benefit of the Agent and each Lender, that:
a.The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

b.The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of the Borrower. This Amendment has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity;

c.The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except to the extent that any such failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to the Borrower, (c) will not violate or result in a default under any other material indenture, agreement or other instrument binding upon the Borrower its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower; and

d.No Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

4.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not shall not operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement, all promissory notes and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by the Borrower in all respects.
5.Effectiveness. This Amendment shall become effective on the date first written above (the “Effective Date”) only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Required Lenders:
a.The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or .pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

b.The Agent (or its counsel) shall have received from the Parent Guarantor either (a) a counterpart of the Parent Guaranty signed on behalf of the Parent Guarantor or (b) written evidence satisfactory to the Agent (which may include facsimile or .pdf transmission of a signed signature page of the Parent Guaranty) that the Parent Guarantor has signed a counterpart of the Parent Guaranty.

c.The representations and warranties of the Borrower set forth herein shall be true and correct in all material respects as of the Effective Date.

d.No Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall be continuing as of the Effective Date.

e.The Agent shall have received written opinions (addressed to the Agent and the Lenders and dated the Effective Date) of counsel to the Borrower with regard to matters of New York and Delaware law, and of in-house counsel to the Parent Guarantor with regard to matters of French law, in each case in form and substance reasonably satisfactory to the Agent.

f.The Agent shall have received (i) an officer's certificate from the Borrower, dated the Effective Date, certifying that (A) attached thereto are true, complete and correct copies of the certificate of incorporation and bylaws of the Borrower, (B) attached thereto is a true, complete and correct copy of the resolutions duly adopted by the Borrower authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been amended, modified, revoked or rescinded, and (C) the Borrower is able to pay its debts as they become due and that no action has been taken by the Borrower, its directors or officers in contemplation of the liquidation or dissolution of the Borrower as of the Effective Date, and (ii) a good standing certificate for the Borrower dated the Effective Date or a recent date prior to the Effective Date satisfactory to the Agent from the Borrower's jurisdiction of organization.

g.The Agent shall have received signature and incumbency certificates of the officers of the Borrower executing this Amendment, each dated as of the Effective Date.

h.The Agent and the Lenders shall have received from the Borrower all fees required to be paid on or before the Effective Date, including an amendment fee paid to the Agent for the account of each Lender that delivers a signed counterpart of this Amendment to the Agent no later than 2:00 p.m. (New York time) on December 21, 2012 on a pro rata basis in accordance with such Lenders' Revolving Credit Commitments as of the Effective Date, in an amount equal to 0.02% of such Lenders' Revolving Credit Commitments as of the Effective Date.

6.Waiver. The Lenders listed on the signature pages hereto, constituting the Required Lenders, hereby waive any Event of Default (if any) arising or having arisen solely as a result of those covenants in the Credit Agreement which are being deleted pursuant to this Amendment.
7.Termination of Comfort Letter. The Lenders listed on the signature pages hereto, constituting the Required Lenders, hereby consent to the termination of the comfort letter dated September 27, 2011 from Total S.A. to the Agent and the Lenders and confirm that such letter may not be relied upon from and after the Effective Date.
8.Miscellaneous. The Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to the Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Amendment is a Loan Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Credit Agreement shall be modified accordingly. No course of dealing on the part of the Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Borrower of any provision of the Loan Documents shall not affect any right of the Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Agent, and or the Lenders, as applicable. No other person or entity, other than the Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders signatory hereto have caused this Amendment to be executed as of the date first written above.

SUNPOWER CORPORATION
By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial Officer

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, individually and as Agent
By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

By:	/s/ Dianne Scott
Name:	Dianne Scott
Title:	Managing Director

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

CITICORP NORTH AMERICA, INC., as a Lender
By:	/s/ Anita J. Brickell
Name:	Anita J. Brickell
Title:	Vice President

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Courtney Wright
Name:	Courtney Wright
Title:	Vice President Multinationale #19791

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

LLOYDS TSB BANK PLC, as a Lender
By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President - G011

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President F014

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

ROYAL BANK OF SCOTLAND, plc as a Lender
By:	/s/ Tyler J. McCarthy
Name:	Tyler J. McCarthy
Title:	Director

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

SOVEREIGN BANK, N.A. as a Lender
By:	/s/ William Maag
Name:	William Maag
Title:	Senor Vice President

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT